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                                                                    EXHIBIT 23.5

[CHAPMAN PETROLEUM ENGINEERING LTD. LETTERHEAD APPEARS HERE]


June 5, 2001


Neutrino Resources Inc.
1400, 300 - 5th Avenue SW
Calgary, Alberta
T2P 3C4

Attention:  Mr. Al Smith

Dear Sir:

Re:  Neutrino Resources Inc. (the "Company")
     Consent Letter


We hereby consent to the use of and reference to our name and material from our report entitled "Neutrino Resources Inc., Reserve and Economic Evaluation Constant Price/No Cost Escalation Case," dated January 16, 2001 and any other associated reports, the Registration Statement on Form S-3/A of PetroCorp Incorporated and in any required filings with the Securities Exchange Commission
(SEC) or any other securities regulatory bodies.


Yours very truly,

Chapman Petroluem Engineering Ltd.

By: /s/  C.W. CHAPMAN, P. Eng.,
    --------------------------------------
    President







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